EXHIBIT 3.1
                                                                     -----------


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        WESTCOAST HOSPITALITY CORPORATION


           FIRST: The name of the corporation is WestCoast Hospitality Corporation (hereinafter called the "Corporation").

           SECOND: The address of the Corporation's registered office in Washington is 201 W. North River Drive Suite 100, Spokane, WA 99201. Donald K. Barbieri is the corporation's registered agent at that address.

           THIRD: The nature of the business and purposes to be conducted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Washington Business Corporation Act, RCW Chapter 23B (hereafter "Act").

           FOURTH:

           4.1 AUTHORIZED SHARES. The amount of the capital stock that the Corporation shall have authority to issue is fifty-five million (55,000,000) shares, consisting of fifty million (50,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock") and five million (5,000,000) shares of Preferred Stock, par value of $.01 per share (the "Preferred Stock"). All cross references in each subdivision of this ARTICLE FOURTH refer to other paragraphs in such subdivision unless otherwise indicated.

           4.2 COMMON STOCK.

                     1. The Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends in the amount determined by the Board of Directors on the Common Stock.

                     2. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of shares of Preferred Stock the full preferential amounts to which they are entitled, the holders of outstanding shares of Common Stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets of the Corporation available for distribution.

                     3. Except as otherwise provided by law and except as may be determined by the Board of Directors with respect to the Preferred Stock pursuant to Section 4.3 of this ARTICLE FOURTH, only the holders of shares of Common Stock shall be entitled to vote for
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the election of Directors of the Corporation and for all other corporate purposes. Upon any such vote the holders of shares of Common Stock shall, except as otherwise provided by law, be entitled to one vote for each share of Common Stock held by them respectively.

                     4. Shareholders of the Corporation shall not have cumulative voting rights.

           4.3 PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of the Articles of Incorporation of the Corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. Unless otherwise provided in the resolution establishing a series of Preferred Stock, prior to the issue of any shares of a series so established or to be established, the Board of Directors may, by resolution, amend the relative rights and preferences of the shares of such series, and, after the issue of shares of a series whose number has been designated by the Board of Directors, the resolution establishing the series may be amended by the Board of Directors to increase (but not above the total authorized shares of the class) or to decrease (but not below the number of shares of such series then outstanding) the number of shares of that series.

           The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock shall be governed by the following provisions:

                     1. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors except if such resolution or resolutions conflict with the provisions of the Articles of Incorporation of the Corporation or the Act. Said resolution or resolutions may provide for (but not limiting the generality thereof) the following:

                               a) The number of shares to constitute each such series, and the designation of each such series.

                               b) The dividend rate of each such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of stock, and whether such dividends shall be cumulative or noncumulative.

                               c) Whether the shares of each such series shall be subject to redemption by the Corporation and if made subject to such redemption, the tunes, prices and other terms and conditions of such redemption.

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                               d)         The terms and amount of any sinking
                                          fund provided for the purchase or
                                          redemption of the shares of each such
                                          series.

                               e) Whether or not the shares of each such series shall be convertible into or exchangeable for shares of any other class or classes or any other series of any other class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates of exchange, adjustments, and other terms and conditions of such conversion or exchange.

                               f)         The extent, if any, to which the
                                          holders of the shares of each such
                                          series shall be entitled to vote with
                                          respect to the election of Directors
                                          or otherwise.

                               g) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

                               h)         The rights of the holders of the
                                          shares of each such series upon the
                                          dissolution of, or upon the
                                          distribution of the assets of, the
                                          Corporation.

                     2. Except as otherwise required by law and except for such voting powers with respect to the election of Directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting powers whatsoever. Any amendment of the Articles of Incorporation of the Corporation which shall increase or decrease the number of authorized shares of any class or classes of stock may be adopted by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

           FOURTH-A:

           The issue of up to 303,771 shares of Series A Preferred Stock, $.01 par value, of the Corporation is hereby authorized, and the designation, preferences and privileges, relative, participating, optional and other special rights and qualifications of all 303,771 shares of this series, in addition to those set forth in the Articles of Incorporation (as amended from time to time), are hereby fixed as follows:

           1. DESIGNATION. The designation of such Preferred Stock shall be Series A Preferred Stock, and the number of shares constituting such series is 303,771. Shares of the Series A Preferred Stock shall have a stated value of $50 per share. The number of authorized shares of the Series A Preferred Stock may be reduced by resolution duly adopted by the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the Act stating that such reduction has been so authorized.


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           2.        DIVIDENDS

                     2.1 Dividend rates on the shares of the Series A Preferred Stock shall be for the period that commences on January 1, 2002 and that shall end on and include March 31, 2002 (the "Initial Dividend Period") and for each quarterly dividend period (hereinafter referred to as a "Quarterly Dividend Period," and the Initial Dividend Period and any Quarterly Dividend Period being hereinafter individually referred to as a "Dividend Period" and collectively as "Dividend Periods") thereafter, which Quarterly Dividend Periods shall commence on January 1, April 1, July 1 and October 1 in each year and shall end on and include the day next preceding the first day of the next Quarterly Dividend Period, at a rate per annum of the stated value thereof equal to the Applicable Rate (as defined in Section 3) in respect of each Dividend Period. Such dividends shall be cumulative from the first day of the Initial Dividend Period and shall be declared, set aside and paid from funds legally available for that purpose, on March 31, June 30, September 30 and December 31 of each year, commencing with such date that is the last day of the Initial Dividend Period (the respective dates that such dividends are payable will hereinafter be referred to as the "Dividend Payment Dates"). The dividend for a Dividend Period shall be paid to the holders of record of shares of the Series A Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the Dividend Payment Date for that Dividend Period, as shall be fixed by the Board of Directors of the Corporation, or by a committee of said Board of Directors duly authorized to fix such date.

                     2.2 Dividends on account of arrears for any one or more past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation, or by a committee of said Board of Directors duly authorized to fix such date. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears. Dividends payable on the Series A Preferred Stock for each full Dividend Period (including the Initial Dividend Period) shall be computed by dividing the Applicable Rate by four. Dividends payable for any period less than a full Dividend Period shall be computed on the basis of a 360-day year of four 90-day quarters and the actual number of days elapsed in the period for which payable.

           3.        DEFINITION OF APPLICABLE RATE

                     3.1 The "Applicable Rate" for a Dividend Period (a) shall be 7%, if neither of the succeeding clauses (b) or (c) applies; (b) shall be 12%, if (i) a Dividend Default (as defined in Section 3.2) has occurred and is continuing on the last day of the Dividend Period or, in the event of dividends payable for any period less than a full Dividend Period, on the last day of such period, and (ii) the succeeding clause (c) does not apply; or (c) shall be 14%, if a Series A Redemption Default (as defined in Section 10.1) or a Covenant Default (also as defined in Section 10.1) has occurred and is continuing on the last day of the Dividend Period or, in the event of dividends payable for any period less than a full Dividend Period, on the last day of such period.

                     3.2 A "Dividend Default" shall occur if the Corporation fails for two consecutive Dividend Periods to pay, within 10 days of the respective Dividend Payment Dates





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therefor, any dividends payable for those Dividend Periods on either the Series
A Preferred Stock or the Corporation's Series B Preferred Stock.

           4.        REDEMPTION

                     4.1 The Corporation, at its option, may redeem the Series A Preferred Stock, as a whole or in part, at any time or from time to time, at a redemption price of $50.00 per share (such amount to be equitably adjusted in the event of any subdivision or combination of the Series A Preferred Stock), plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.

                     4.2 If the Corporation elects to redeem shares of Series A Preferred Stock, notice of such redemption (the "Redemption Notice") shall be given by first class mail, postage prepaid, mailed not less than 10 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Any Redemption Notice mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each Redemption Notice shall state: (a) the redemption date; (b) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (c) the redemption price; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If a Redemption Notice is mailed as aforesaid, then, from and after the redemption date stated therein (unless a default shall be made by the Corporation in providing money for the payment of the redemption price), dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price, without interest thereon) shall cease. Upon surrender in accordance with said Redemption Notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the Redemption Notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. If less than all the outstanding shares of the Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. A new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                     4.3 Notwithstanding the foregoing provisions of this
Section 4, if any dividends on the Series A Preferred Stock are in arrears, no shares of the Series A Preferred Stock shall be redeemed unless all outstanding shares of the Series A Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms (such terms to include a provision for pro rata acceptance of all shares tendered for purchase) to holders of all outstanding shares of the Series A Preferred Stock.





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           5. SHARES TO BE RETIRED. All shares of the Series A Preferred Stock redeemed by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued.

           6. CONVERSION OR EXCHANGE. The holders of shares of the Series A Preferred Stock shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

           7. VOTING. The Series A Preferred Stock shall have no voting powers either general or special except as otherwise required by the Act and as provided in Section 8.

           8. PROTECTIVE PROVISIONS. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of record of at least 75% of the outstanding shares of the Series A Preferred Stock, given in person or by proxy, either in writing or by a vote at a meeting called for that purpose, shall be necessary for (a) any amendment to the Articles of Incorporation or By-Laws of the Corporation (as amended from time to time) that adversely affects the preferences, rights, powers or privileges of the Series A Preferred Stock; (b) any authorization, issuance or increase in the authorized amount of any additional class or series of Senior Stock or Parity Stock (as those terms are defined in Section 12); (c) any merger of the Corporation into another corporation in a transaction where the Corporation is not a surviving corporation; (d) any sale, conveyance, exchange or transfer of all or substantially all the property or business of the Corporation; (e) any voluntary liquidation, dissolution or winding up of the Corporation; and (f) any declaration or payment by the Corporation of any dividend, other than dividends declared or paid on the Series A Preferred Stock and the Corporation's Series B Preferred Stock.

           9. LIMITATION ON DIVIDENDS ON JUNIOR STOCK. So long as any of the Series A Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on any one or more classes of Junior Stock (as defined in Section
12), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Series A Preferred Stock at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment; provided, however, that, so long as no Triggering Event has occurred and is continuing, the Corporation shall be entitled to repurchase (a) shares of Common Stock in accordance with restricted stock purchase agreements entered into with employees, consultants and directors of the Corporation and its direct and indirect subsidiaries and (ii) a number of shares of Common Stock during each calendar year equal to the aggregate number of shares of Common Stock issued or to be issued during that year in connection with benefit programs for employees, consultants and directors of the Corporation and its direct and indirect subsidiaries, including stock bonuses, restricted stock grants and contributions to qualified plans, so long as the total number of shares of Common




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Stock repurchased pursuant to the foregoing clause (a) and clause (b) during each calendar year may not exceed 1% of the number of shares of Common Stock of the Corporation outstanding on the first day of such calendar year (such number to be equitably adjusted in the event of any subdivision or combination of the Common Stock during such calendar year). A Junior Stock Payment made in conformity with the PROVISO in the preceding sentence shall not constitute a Covenant Default.

           10.       TRIGGERING EVENT

                     10.1 A "Triggering Event" shall occur if (a) a Dividend Default occurs; (b) the Corporation fails to call for redemption pursuant to
Section 4 all of the outstanding shares of Series A Preferred Stock and complete such redemption by January 30, 2005, unless such failure is due solely to the failure of one or more holders of the Series A Preferred Stock to surrender in accordance with the Redemption Notice the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the Redemption Notice shall so state) (such failure is herein referred to as a "Series A Redemption Default"); or (c) the Corporation breaches or fails to perform any obligation in Section 4.3, 8, 9 or 10.2 of this Article Fourth-A, and such breach or failure, if susceptible of cure, is not cured within 30 days after the Corporation receives written notice of default from the then holders of record of a majority of the outstanding shares of the Series A Preferred Stock (such breach or failure is herein referred to as a "Covenant Default"). Once a Triggering Event occurs by reason of a Dividend Default, the Triggering Event shall solely for purposes of Section
10.2 be deemed to continue until all accrued and unpaid dividends on the Series A Preferred Stock and the Corporation's Series B Preferred Stock have been paid (or declared and set aside for payment) and thereafter until the Corporation has for three consecutive Dividend Periods paid (or declared and set aside for payment), within 10 days of the respective Dividend Payment Dates therefor, all dividends payable for those Dividend Periods on both the Series A Preferred Stock and the Corporation's Series B Preferred Stock.

                     10.2 If a Triggering Event occurs, the then holders of record of a majority of the outstanding shares of the Series A Preferred Stock and the Corporation's Series B Preferred Stock will be entitled, by written instrument delivered to the Corporation, to jointly designate two individuals to serve on the Board of Directors of the Corporation. As promptly as practical following receipt of such written designation, the Corporation will cause two vacancies to exist on its Board of Directors (by means of a resignation of one or more directors, an increase in the number of directors constituting the Board of Directors or a combination of the two) and cause the individuals named in the designation to be elected to fill those vacancies. If either of such individuals ceases to serve as a director for any reason, the Corporation will use its best efforts to have appointed or elected as a successor director such other individual as is designated by the then holders of record of a majority of the outstanding shares of the Series A Preferred Stock and the Corporation's Series B Preferred Stock. The right to representatives on the Board of Directors will terminate at such time as no Triggering Event is continuing or deemed to be continuing as provided in Section 10.1. Upon such termination, the terms of office of all individuals who may have been elected directors pursuant to this
Section 10.2 shall forthwith terminate without reduction in the number of directors constituting the Board of Directors.






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           11.       LIQUIDATION PREFERENCE

                     11.1 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, after any distribution of assets shall be made to the holders of any Senior Stock but before any distribution of assets shall be made to the holders of any Junior Stock, an amount equal to $50 per share (such amount to be equitably adjusted in the event of any subdivision or combination of the Series A Preferred Stock) plus an amount equal to any accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for payment of such distribution.

                     11.2 Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred Stock, the holders of the Corporation's Series B Preferred Stock and the holders of any other shares of stock of the Corporation ranking on a parity with the Series A Preferred Stock and the Corporation's Series B Preferred Stock as to distributions upon such liquidation, dissolution or winding up shall be entitled to the receipt of the amounts distributable upon such liquidation, dissolution or winding up in proportion to their respective liquidation prices, without preference or priority, one over the other, as between the holders of the Series A Preferred Stock, the Corporation's Series B Preferred Stock and such other shares.

                     11.3 If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other shares of stock of the Corporation ranking as to distributions upon such liquidation, dissolution or winding up on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series A Preferred Stock of the full preferential amounts provided for in this Section 11, the holders of the Series A Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation.

                     11.4 For the purposes of this Section 11, a sale, conveyance, exchange or transfer of all or substantially all the property or business of the Corporation, and a merger of the Corporation into another corporation in a transaction where the Corporation is not a surviving corporation, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation. A merger of another corporation into the Corporation in a transaction where the Corporation is a surviving corporation shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation for the purposes of this Section 11.

           12. RANKING OF STOCK OF THE CORPORATION. Any stock of any class or classes of the Corporation shall be deemed to rank:

                     (a) prior to the shares of the Series A Preferred Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up of the




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           Corporation, as the case may be, in preference or priority to the holders of shares of the Series A Preferred Stock (such class or classes of stock are sometimes herein referred to as "Senior Stock");

                     (b) on a parity with the shares of the Series A Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the Series A Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up of the Corporation, or both, as the case may be, in proportion to their respective dividend rates and/or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series A Preferred Stock (such class or classes of stock are sometimes herein referred to as "Parity Stock"); and

                     (c) junior to the shares of the Series A Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of the Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes (such class or classes of stock are sometimes herein referred to as "Junior Stock").

           13. CAPITALIZED TERMS. Except as otherwise provided herein, the meanings of the capitalized terms contained in this Article Fourth-A shall govern the construction of this Article Fourth-A but shall not govern the construction of any other provisions of the Corporation's Articles of Incorporation (as amended from time to time), including but not limited to any provisions of any other designation of any other class or series of capital stock of the Corporation, unless specifically stated otherwise by such other provisions. References in this Article Fourth-A to "Dividend Periods" and "Dividend Payment Dates" for the Corporation's Series B Preferred Stock shall be deemed to refer to the definitions of those terms contained in Article Fourth-B of the Articles of Incorporation.

           FOURTH-B:

           The issue of up to 303,771 shares of Series B Preferred Stock, $.01 par value, of the Corporation is hereby authorized, and the designation, preferences and privileges, relative, participating, optional and other special rights and qualifications of all 303,771 shares of this series, in addition to those set forth in the Articles of Incorporation (as amended from time to time), are hereby fixed as follows:

           1. DESIGNATION. The designation of such Preferred Stock shall be Series B Preferred Stock, and the number of shares constituting such series is 303,771. Shares of the Series B Preferred Stock shall have a stated value of $50 per share. The number of authorized shares of the Series B Preferred Stock may be reduced by resolution duly adopted by the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the Act stating that such reduction has been so authorized.






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           2.        DIVIDENDS

                     2.1 Dividend rates on the shares of the Series B Preferred Stock shall be for the period that commences on January 1, 2002 and that shall end on and include March 31, 2002 (the "Initial Dividend Period") and for each quarterly dividend period (hereinafter referred to as a "Quarterly Dividend Period," and the Initial Dividend Period and any Quarterly Dividend Period being hereinafter individually referred to as a "Dividend Period" and collectively as "Dividend Periods") thereafter, which Quarterly Dividend Periods shall commence on January 1, April 1, July 1 and October 1 in each year and shall end on and include the day next preceding the first day of the next Quarterly Dividend Period, at a rate per annum of the stated value thereof equal to the Applicable Rate (as defined in Section 3) in respect of each Dividend Period. Such dividends shall be cumulative from the first day of the Initial Dividend Period and shall be declared, set aside and paid from funds legally available for that purpose, on March 31, June 30, September 30 and December 31 of each year, commencing with such date that is the last day of the Initial Dividend Period (the respective dates that such dividends are payable will hereinafter be referred to as the "Dividend Payment Dates"). The dividend for a Dividend Period shall be paid to the holders of record of shares of the Series B Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the Dividend Payment Date for that Dividend Period, as shall be fixed by the Board of Directors of the Corporation, or by a committee of said Board of Directors duly authorized to fix such date.

                     2.2 Dividends on account of arrears for any one or more past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation, or by a committee of said Board of Directors duly authorized to fix such date. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears. Dividends payable on the Series B Preferred Stock for each full Dividend Period (including the Initial Dividend Period) shall be computed by dividing the Applicable Rate by four. Dividends payable for any period less than a full Dividend Period shall be computed on the basis of a 360-day year of four 90-day quarters and the actual number of days elapsed in the period for which payable.

           3.        DEFINITION OF APPLICABLE RATE

                     3.1 The "Applicable Rate" for a Dividend Period (a) shall be 10%, if neither of the succeeding clauses (b) or (c) applies; (b) shall be 15%, if (i) a Dividend Default (as defined in Section 3.2) has occurred and is continuing on the last day of the Dividend Period or, in the event of dividends payable for any period less than a full Dividend Period, on the last day of such period, and (ii) the succeeding clause (c) does not apply; or (c) shall be 20%, if a Series B Redemption Default (as defined in Section 10.1) or a Covenant Default (also as defined in Section 10.1) has occurred and is continuing on the last day of the Dividend Period or, in the event of dividends payable for any period less than a full Dividend Period, on the last day of such period.

                     3.2 A "Dividend Default" shall occur if the Corporation fails for two consecutive Dividend Periods to pay, within 10 days of the respective Dividend Payment Dates therefor, any dividends payable for those Dividend Periods on either the Series B Preferred Stock or the Corporation's Series A Preferred Stock.

           4.        REDEMPTION

                     4.1 The Corporation, at its option, may redeem the Series B Preferred Stock, as a whole or in part, at any time or from time to time, at a redemption price of $50.00 per share (such amount to be equitably adjusted in the event of any subdivision or combination of the Series B Preferred Stock), plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.

                     4.2 If the Corporation elects to redeem shares of Series B Preferred Stock, notice of such redemption (the "Redemption Notice") shall be given by first class mail, postage prepaid, mailed not less than 10 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Any Redemption Notice mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each Redemption Notice shall state: (a) the redemption date; (b) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (c) the redemption price; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If a Redemption Notice is mailed as aforesaid, then, from and after the redemption date stated therein (unless a default shall be made by the Corporation in providing money for the payment of the redemption price), dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price, without interest thereon) shall cease. Upon surrender in accordance with said Redemption Notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the Redemption Notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. If less than all the outstanding shares of the Series B Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series B Preferred Stock not previously called for redemption pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. A new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                     4.3 Notwithstanding the foregoing provisions of this
Section 4, if any dividends on the Series B Preferred Stock are in arrears, no shares of the Series B Preferred Stock shall be redeemed unless all outstanding shares of the Series B Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms (such terms to include a provision for pro rata acceptance of all shares tendered for purchase) to holders of all outstanding shares of the Series B Preferred Stock.

           5. SHARES TO BE RETIRED. All shares of the Series B Preferred Stock redeemed by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued.

           6. CONVERSION OR EXCHANGE. The holders of shares of the Series B Preferred Stock shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

           7. VOTING. The Series B Preferred Stock shall have no voting powers either general or special except as otherwise required by the Act and as provided in Section 8.

           8. PROTECTIVE PROVISIONS. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of record of at least 75% of the outstanding shares of the Series B Preferred Stock, given in person or by proxy, either in writing or by a vote at a meeting called for that purpose, shall be necessary for (a) any amendment to the Articles of Incorporation or By-Laws of the Corporation (as amended from time to time) that adversely affects the preferences, rights, powers or privileges of the Series B Preferred Stock; (b) any authorization, issuance or increase in the authorized amount of any additional class or series of Senior Stock or Parity Stock (as those terms are defined in Section 12); (c) any merger of the Corporation into another corporation in a transaction where the Corporation is not a surviving corporation; (d) any sale, conveyance, exchange or transfer of all or substantially all the property or business of the Corporation; (e) any voluntary liquidation, dissolution or winding up of the Corporation; and (f) any declaration or payment by the Corporation of any dividend, other than dividends declared or paid on the Series B Preferred Stock and the Corporation's Series A Preferred Stock.

           9. LIMITATION ON DIVIDENDS ON JUNIOR STOCK. So long as any of the Series B Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on any one or more classes of Junior Stock (as defined in Section
12), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Series B Preferred Stock at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment; provided, however, that, so long as no Triggering Event has occurred and is continuing, the Corporation shall be entitled to repurchase (a) shares of Common Stock in accordance with restricted stock purchase agreements entered into with employees, consultants and directors of the Corporation and its direct and indirect subsidiaries and (ii) a number of shares of Common Stock during each calendar year equal to the aggregate number of shares of Common Stock issued or to be issued during that year in connection with benefit programs for employees, consultants and directors of the Corporation and its direct and indirect subsidiaries, including stock bonuses, restricted stock grants and contributions to qualified plans, so long as the total number of shares of Common

Stock repurchased pursuant to the foregoing clause (a) and clause (b) during each calendar year may not exceed 1% of the number of shares of Common Stock of the Corporation outstanding on the first day of such calendar year (such number to be equitably adjusted in the event of any subdivision or combination of the Common Stock during such calendar year). A Junior Stock Payment made in conformity with the PROVISO in the preceding sentence shall not constitute a Covenant Default.

           10.       TRIGGERING EVENT

                     10.1 A "Triggering Event" shall occur if (a) a Dividend Default occurs; (b) the Corporation fails to call for redemption pursuant to
Section 4 all of the outstanding shares of Series B Preferred Stock and complete such redemption by January 30, 2008, unless such failure is due solely to the failure of one or more holders of the Series B Preferred Stock to surrender in accordance with the Redemption Notice the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the Redemption Notice shall so state) (such failure is herein referred to as a "Series B Redemption Default"); or (c) the Corporation breaches or fails to perform any obligation in Section 4.3, 8, 9 or 10.2 of this Article Fourth-B, and such breach or failure, if susceptible of cure, is not cured within 30 days after the Corporation receives written notice of default from the then holders of record of a majority of the outstanding shares of the Series B Preferred Stock (such breach or failure is herein referred to as a "Covenant Default"). Once a Triggering Event occurs by reason of a Dividend Default, the Triggering Event shall solely for purposes of Section
10.2 be deemed to continue until all accrued and unpaid dividends on the Series B Preferred Stock and the Corporation's Series A Preferred Stock have been paid (or declared and set aside for payment) and thereafter until the Corporation has for three consecutive Dividend Periods paid (or declared and set aside for payment), within 10 days of the respective Dividend Payment Dates therefor, all dividends payable for those Dividend Periods on both the Series B Preferred Stock and the Corporation's Series A Preferred Stock.

                     10.2 If a Triggering Event occurs, the then holders of record of a majority of the outstanding shares of the Series B Preferred Stock and the Corporation's Series A Preferred Stock will be entitled, by written instrument delivered to the Corporation, to jointly designate two individuals to serve on the Board of Directors of the Corporation. As promptly as practical following receipt of such written designation, the Corporation will cause two vacancies to exist on its Board of Directors (by means of a resignation of one or more directors, an increase in the number of directors constituting the Board of Directors or a combination of the two) and cause the individuals named in the designation to be elected to fill those vacancies. If either of such individuals ceases to serve as a director for any reason, the Corporation will use its best efforts to have appointed or elected as a successor director such other individual as is designated by the then holders of record of a majority of the outstanding shares of the Series B Preferred Stock and the Corporation's Series A Preferred Stock. The right to representatives on the Board of Directors will terminate at such time as no Triggering Event is continuing or deemed to be continuing as provided in Section 10.1. Upon such termination, the terms of office of all individuals who may have been elected directors pursuant to this
Section 10.2 shall forthwith terminate without reduction in the number of directors constituting the Board of Directors.

           11.       LIQUIDATION PREFERENCE

                     11.1 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, after any distribution of assets shall be made to the holders of any Senior Stock but before any distribution of assets shall be made to the holders of any Junior Stock, an amount equal to $50 per share (such amount to be equitably adjusted in the event of any subdivision or combination of the Series B Preferred Stock) plus an amount equal to any accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for payment of such distribution.

                     11.2 Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series B Preferred Stock, the holders of the Corporation's Series A Preferred Stock and the holders of any other shares of stock of the Corporation ranking on a parity with the Series B Preferred Stock and the Corporation's Series A Preferred Stock as to distributions upon such liquidation, dissolution or winding up shall be entitled to the receipt of the amounts distributable upon such liquidation, dissolution or winding up in proportion to their respective liquidation prices, without preference or priority, one over the other, as between the holders of the Series B Preferred Stock, the Corporation's Series A Preferred Stock and such other shares.

                     11.3 If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series B Preferred Stock and any other shares of stock of the Corporation ranking as to distributions upon such liquidation, dissolution or winding up on a parity with the Series B Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series B Preferred Stock of the full preferential amounts provided for in this Section 11, the holders of the Series B Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation.

                     11.4 For the purposes of this Section 11, a sale, conveyance, exchange or transfer of all or substantially all the property or business of the Corporation, and a merger of the Corporation into another corporation in a transaction where the Corporation is not a surviving corporation, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation. A merger of another corporation into the Corporation in a transaction where the Corporation is a surviving corporation shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation for the purposes of this Section 11.

           12. RANKING OF STOCK OF THE CORPORATION. Any stock of any class or classes of the Corporation shall be deemed to rank:

                     (a) prior to the shares of the Series B Preferred Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up of the

           Corporation, as the case may be, in preference or priority to the holders of shares of the Series B Preferred Stock (such class or classes of stock are sometimes herein referred to as "Senior Stock");

                     (b) on a parity with the shares of the Series B Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the Series B Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up of the Corporation, or both, as the case may be, in proportion to their respective dividend rates and/or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series B Preferred Stock (such class or classes of stock are sometimes herein referred to as "Parity Stock"); and

                     (c) junior to the shares of the Series B Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of the Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes (such class or classes of stock are sometimes herein referred to as "Junior Stock").

           13. Capitalized Terms. Except as otherwise provided herein, the meanings of the capitalized terms contained in this Article Fourth-B shall govern the construction of this Article Fourth-B but shall not govern the construction of any other provisions of the Corporation's Articles of Incorporation (as amended from time to time), including but not limited to any provisions of any other designation of any other class or series of capital stock of the Corporation, unless specifically stated otherwise by such other provisions. References in this Article Fourth-B to "Dividend Periods" and "Dividend Payment Dates" for the Corporation's Series A Preferred Stock shall be deemed to refer to the definitions of those terms contained in Article Fourth-A of the Articles of Incorporation.

           FIFTH: The names of the original incorporators of the Corporation are Louis L. Barbieri and Donald K. Barbieri. The address of the original incorporators is 201 W. North River Drive Suite 100, Spokane, WA 99201.

           SIXTH: The Corporation shall indemnify to the fullest extent permitted by the Act as amended from time to time, including amendments which expand the allowable scope of indemnification, each person who is or was a director or officer of the Corporation both as to an action in his official capacity and as to action in another capacity while holding such office and such indemnification shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise.

           SEVENTH: No director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that a director may be liable (i) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) under Section 23B.08.310 of the Act (liability for unlawful distributions) or (iii) for any transaction with respect to which it was finally adjudged that such director personally received a benefit to which such director was not legally entitled. If the Act is amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of a director of a corporation shall be eliminated or limited to the fullest extent permitted by the Act as so amended. Any repeal or modification of the foregoing provisions by shareholders shall not adversely affect any right or protection which existed at the time of such repeal or modification.

           EIGHTH: The Board of Directors may from time to time make, alter or repeal the by-laws of the Corporation; provided, however, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be made, by the shareholders of the Corporation.

           NINTH: The duration of the Corporation is to be perpetual.

           TENTH: No holder of any shares of capital stock shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any capital stock of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of capital stock of the Corporation; and any and all of such shares, bonds, securities or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

           ELEVENTH: The headings of the various section and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

           TWELFTH: The number of Directors of the Corporation which shall constitute the entire Board of Directors shall be such as from time to time shall be determined by a majority of the then authorized number of Directors, but in no case shall the number be less than 3 nor more than 13. The Directors shall be classified with respect to the time for which they severally hold office into classes, as nearly equal in number as possible (but with not less than one Director in each class), as determined by the Board of Directors, one class to be elected for a term expiring at the first annual meeting of shareholders to be held after its election, another class to be elected for a term expiring at the second annual meeting of shareholders to be held after its election, and another class to be elected for a term expiring at the third annual meeting of shareholders to be held after its election, with the members of each class to hold office until their successors have been elected and qualified. At each annual meeting of shareholders, the successors of the members of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Except as otherwise provided in these Articles of Incorporation, newly created directorships resulting from any increases in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even if such majority is less than a quorum of the Board of Directors, and the person appointed thereto shall serve until the next annual meeting of shareholders, at which annual meeting the term of the position filled by vote of the Directors shall expire and the newly created position or vacancy shall be filled by election of the shareholders for a term corresponding to that of the vacancy being filled or of the newly created position. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

           THIRTEENTH: Except as may otherwise be specifically provided in these Articles of Incorporation, no provision of these Articles of Incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Act upon the Corporation, upon its shareholders, bondholders, and security holders, and upon its Directors, officers, and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to Directors and officers in the capacities defined and prescribed by the Act and prescribed rights of said persons to indemnification as the same are conferred by the Act.

           FOURTEENTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Washington at the tune in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this ARTICLE FOURTEENTH.

           These Articles of Incorporation are effective upon filing.



                                   -----------------------------------
                                   Richard L. Barbieri
                                   Senior Vice President and Secretary